UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 8, 2021

(Date of earliest event reported)

MINARO CORP.

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	333-223963 (Commission File Number)
36-4864568 (IRS Employer Identification No.)

Yulia Lazaridou,

President and Chief Executive Officer

Kleonos 8A, Lakatameia, Cyprus, 2333

Tel. 35777788763

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On June 8, 2021, Minaro Corp. (the “Registrant”) decided to dismiss MICHAEL GILLESPIE & ASSOCIATES, PLLC as the Registrant’s independent registered public accounting firm.

During the engagement period (December 12, 2017 to June 8, 2021) (i) there were no disagreements between Minaro Corp. and MICHAEL GILLESPIE & ASSOCIATES, PLLC as on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of MICHAEL GILLESPIE & ASSOCIATES, PLLC as, would have caused MICHAEL GILLESPIE & ASSOCIATES, PLLC as to make reference to the matter in a report on the Registrant’s financial statements; and (ii) there were no reportable events as the term described in Item 304(a)(1)(v) of Regulation S-K.

Minaro Corp. has asked MICHAEL GILLESPIE & ASSOCIATES, PLLC as to provide it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statement made above by the Registrant. A copy of the letter, dated June 8, 2021, is filed herewith as Exhibit 16.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

16.1  Letter from MICHAEL GILLESPIE & ASSOCIATES, PLLC to the Securities and Exchange Commission dated June 8, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Minaro Corp.

By:	/s/	Yulia Lazaridou
	Name:	Yulia Lazaridou